EXHIBIT 10.8

Mr. Bobby Duncan
Executive Vice President and Chief Financial Officer
United Services Advisors, Inc.
7900 Callaghan Road
San Antonio, Texas 78229

Dear Bobby:

Bank One, Texas, NA ("Bank") is pleased to offer United Services Advisors, Inc. ("Borrower") a Real Estate Term Loan Facility ("Loan"). The amount, the terms and the conditions of this facility is as follows:

                         REAL ESTATE TERM LOAN FACILITY

Borrower:     United Services Advisors, Inc.

Amount:       $1,385,000.00

Purposed:     To provide refinancing of an existing real estate note currently held at Frost Bank.

Fundings:     Loan  will  be  fully  funded  at  closing  (Subject  to  an outside appraisalindicating a minimum value of $1,900,000.  The appraisal value shall be determined  by  an  independent  MAI
              appraiser  whose   acceptability  will  be determined by Bank One
              in its sole discretion).

Rate:         7.75% fixed.

Fees:         None

Repayment:    Repayment  will consist of level monthly  payments of
              approximately $11,738.23 (principal including interest) based on a 18.5 year amortization schedule with a seven year balloon.
              All unpaid principal and accrued interest will be due at maturity.

Maturity:     Seven (7) years from closing.

Collateral:   First security interest in the following:

              * Deed of Trust to real property and improvements located at
                7900 Callaghan Road, San Antonio, Texas 78229.

Guarantors:   None

                            LOAN AGREEMENT PROVISIONS

The above availability will be governed by a comprehensive loan agreement consisting of, but not limited to, the following:

* Borrower will present annual audited financial statements (10-K) to Bank within 90 days of fiscal year end.

* Borrower will present the quarterly 10-Q report and compliance certificate within 60 days of each quarter end.

*    Borrower will maintain the following financial ratios:

          Minimum current ratio                   2.0/1.0
          Maximum debt/worth ratio                1.0/1.0
          Minimum annual debt coverage ratio      1.5/1.0

          Debt Coverage Ratio defined as Net Income plus Depreciation plus Amortization plus Interest expense divided by Current Maturities of Long Term Debt plus Current Portion of Capitalized Leases plus Current Portion of Annuity Obligations plus Dividend Payments and Interest Expense. (To be calculated on a rolling four (4) quarter basis).

* Borrower will not make investments in or loans, or advances to any company, person, or entity outside of borrower's ordinary course of business.

* Borrower will not merge or consolidate with any corporation, or enter into any partnership, joint venture, or acquire any other entity.

* Borrower will not sell, transfer, or otherwise dispose of any of its assets, or enter into any arrangement accomplishing substantially the same except for transactions which occur in the Borrower's ordinary course of business.

* Borrower will not incur additional indebtedness except for payables and accruals incurred in Borrower's ordinary course of business. Specific purchase money liens for equipment and fixed assets will be permitted.

* Borrower will not pledge assets, guarantee indebtedness of others, nor permit any liens on its assets except as previously disclosed in the Borrower's financial statements.

* Other standard loan agreement covenants applicable to credit facilities similar in nature.

                              CONDITIONS TO FUNDING

* Receipt, review, and acceptance of a current MAI appraisal on the proposed real estate collateral property indicating a fair market value of at least $1,900,000. APPRAISAL TO BE ORDERED BY BANK ONE UPON ACCEPTANCE OF COMMITMENT.

* Receipt, review, and acceptance of a Phase I Environmental Site Assessment study indicating the proposed real estate collateral is free from any hazardous contamination. PHASE I STUDIES TO BE ORDERED BY BANK ONE UPON ACCEPTANCE OF COMMITMENT.

* Receipt by the Bank of A Mortgagee's Title Policy issued to the Bank by an acceptable title company in the amount of the respective Real Estate Lien Note stating that fee simple title to the properties are vested in Borrower and that the Bank's Deed of Trust is the valid first lien thereon subject to no exceptions as the areas or boundaries or any other matters not approved by Bank.

* Receipt of a current survey or plat of the properties prepared by a registered professional engineer or licensed land surveyor acceptable to the Bank and to the title company which shall show dimensions, all lot lines, easements, adjoining roads, streets, and such other details as may reasonably be required by Bank. The surveys shall be accompanied by a description of the property which shall be satisfactory to our legal counsel and the title company as the description to be in the Mortgagee's Title Policy and the Deed of Trust. Said survey must be in a form acceptable to the issuer of the title policy to delete the survey exception, save shortages in the area.

* Receipt of Flood Plain Certification from an engineer or surveyor stating if any of the security property lies within the flood plain.

* No material adverse change will have occurred in the financial condition of the borrower or guarantor.

* The proper execution of the loan, collateral and loan agreement documents in form and substance acceptable to Bank.

*    Other requirements which may be deemed necessary by Bank's legal counsel.

* All legal fees, appraisal fees, environmental site assessment fees, closing costs, or costs incidental to closing are to be paid by Borrower.

This commitment letter will be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America and shall be performed in Bexar County, Texas.

This written letter agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent agreements of the parties. There are no unwritten oral agreements between the parties.

The above commitment will expire if not accepted in writing on or before May 1, 1994. If accepted, this commitment will expire within 120 days of acceptance if the loan referenced herein has not been closed.

Bank One is please to offer the above facility to United Services Advisors, Inc. We look forward to providing professional services of the highest standards and to the continual expansion and development of our existing business relationship.

Upon review of the terms and conditions, please indicate acceptance where indicated and return the original to me at Bank One.

Sincerely,

/S/ Mark A. Miller
Mark A. Miller
Senior Vice President
Commercial Banking

Agreed and Accepted this 12th day of April, 1994.
UNITED SERVICES ADVISORS, INC. ("Borrower")
By: /S/ Bobby D. Duncan
Name: Bobby D. Duncan
Title: EVP, COO & CFO

                             MODIFICATION AGREEMENT

     This Modification Agreement is made and entered into to be effective as of September 30, 1994, by and between United Services Advisors, Inc., a Texas corporation ("Borrower") and Bank One, Texas, N.A., a national banking association ("Lender");

                                   WITNESSETH:

     WHEREAS, Borrower has heretofore executed and delivered to the Lender that certain Real Estate Lien Note ("Note") dated June 30, 1994, in the original principal amount of One Million Three Hundred Seventy Five Thousand Three Hundred Eight Five and 38/100 Dollars ($1,375,385.38), payable to the order of the Lender, and secured by, among other things a Deed of Trust, Security Agreement and Financing Statement ("Deed of Trust"), of even date therewith, executed by Borrower to Charles D. Lutz, III, Trustee for the Lender, recorded in Volume 6122, Page 43, of the Official Public Records of Real Property of
Bexar County, Texas, covering the real property described in Exhibit "A" attached hereto and incorporated herein for all purposes ("Property"). The Note, Deed of Trust, and all instruments executed by Borrower in connection therewith are herein referred to as the "Loan Documents";

     WHEREAS, the Borrower and the Lender now desire to amend certain terms of the Deed of Trust as hereinbelow provided;

     NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree and the Deed of Trust is hereby modified and amended as follows:

     MODIFY PARAGRAPH 4.11. The following sentence shall be added at the end of the last paragraph in Paragraph 4.11:

     "The purchase or ownership of C.O.F.I. indexed Government Agency Securities and their related assets and liabilities will be excluded from the calculations of the financial ratios provided in subparagraph 4.11(b) and
     4.11 (c) above."

     Borrower acknowledges and agrees that the modification of the Deed of Trust shall in no manner impair or affect the validity or enforceability of the Note or the liens of the Deed of Trust securing the Note and that the liens of the Deed of Trust securing the Noted and that the liens of the Deed of Trust shall not in any manner be waived, the purpose of this instrument being to modify and to carry forward all liens securing the Note. Borrower acknowledges and agrees that the liens of the Deed of Trust are valid and subsisting liens and that all covenants, agreements, terms and provisions of the Noted, Deed of Trust, and Loan Documents are continued in full force and effect to secure payment of the Noted, as modified herein.

     Except as specifically modified hereby, the terms and conditions of the Note, the Deed of Trust, and any other of the Loan Documents shall remain unchanged and in full force and effect.

     EXECUTED to be effective as of September 30, 1994.

BORROWER:

UNITED SERVICES ADVISORS, INC.,
a Texas corporation
By: /S/ Bobby D. Duncan
Name: Bobby D. Duncan
Title: EVP, CFO & COO

LENDER

BANK ONE, TEXAS, N.A.
By: /S/ Mark Miller
Name: Mark Miller
Title: SVP

State of Texas
County of Bexar

     This instrument was  acknowledged  before me on February 28, 1995, by Bobby
D. Duncan, EX V.P. COO & CFO of United Services Advisors, Inc., a Texas corporation on behalf of said corporation.

/S/ Pamela E. Kirchner
Notary Public, State of Texas

State of Texas
County of Bexar

     This instrument was acknowledged before me on February 28, 1995, by Mark Miller, SVP Commercial Banking of Bank One, Texas, N.A., a national banking association, on behalf of said association

/S/ Pamela E. Kirchner
Notary Public, State of Texas

EXHIBITS:

Exhibit "A" - Real Property Description

                                    EXHIBIT A

TRACT I:

                                 2.55 ACRE TRACT

BEING 2.55 ACRES OF LAND LYING IN New City Block 15101 and being the remaining portion of Lot 2, Nob Hill Subdivision, recorded in Volume 6900, Page 37 of the Plat Records of Bexar County, Texas and being more particularly described as follows:

BEGINNING at an iron rod set, with cap, at the most northeast corner of the beforementioned Lot 2, lying in the west right-of-way line of Interstate High 10 (300 foot wide right-of-way) and also being the most east corner of Lot 5, Exxon Subdivision, recorded in Volume 7700, Page 198, of the Plat Records of Bexar County, Texas;

THENCE S 14" 11'50" E along the east line of the beforementioned Lot 2 and the west right-of-way line of Interstate Highway 10 for a distance of 370.00 feet to an iron rod set, with cap, in the north line of Lot 12, Lincoln Center Subdivision, recorded in Volume 9504, Page 135 of the Plat Records of Bexar County, Texas;

THENCE S 75" 48' 10"W along the north line of the beforementioned Lot 12 a distance of 299.68 to an iron rod set, with cap, in the west line of the beforementioned Lot 2 and the east line of Lot 9, Nob Hill Subdivision, recorded in Volume 7900, Page 185 of the Plat Records of Bexar County, Texas;

THENCE N 14" 11'50" W along the west line of the beforementioned Lot 2 and the east lines of the beforementioned Lot 9 and Lots 13 and 14, Nob Hill Subdivision, Recorded in Volume 9517, Page 114 of the Plat Records of Bexar County, Texas a distance of 462.73 feet to an iron rod set, with cap, in southeast right-of-way line of Callaghan Road;

THENCE N 41" 08'00 E along the beforementioned Lot 2 and the west line of the beforementioned Lot 5 a distance of 95.44 feet to an iron rod found in concrete;

THENCE N 75" 48'10E along the beforementioned Lot 2 and the south line of the beforementioned Lot 5 for a distance of 295.76 feet to THE PLACE OF BEGINNING and containing 2.55 acres of land.

TRACT II:

An Easement recorded in Volume 7177, Page 397, Deed Records, Bexar County, Texas, over and across the following described property:

A 25 foot wide parcel of land out of Lot 1. New City Block 15101, NOB HILL SUBDIVISION, City of San Antonio, Texas County, Texas, according to plat recorded in Volume 6900, Page 37, Deed and Plat Records, Bexar County, Texas, and having been vacated and resubdivided into Lot 8, New City Block 15101, NOB HILL SUBDIVISION, City of San Antonio, Bexar County, Texas, according to plat recorded in Volume 7900, Page 185, Deed and Plat Records, Bexar County, Texas, said 25 foot wide parcel of land being more particularly described as follows:

BEGINNING at a point on the Southeast right-of-way line of Callaghan Road, said point bearing South 41"08'00" West, along the Southeast right-of-way of Callaghan Road, a distance of 70.95 feet from the most Northerly corner of said Lot 1:

THENCE Southeasterly along the Northeasterly edge of asphalt drive the following courses:

     15'30" East, a distance of 3.30 feet to the point of curvature of a curve to South 50"15'30" East, a distance of 3.30 feet to the point of curvature of a curve to the left; along said curve to the left, having a radius of
     149.92 feet, a central angle of 13"07'01" and a tangent length of 17.24 feet, an arc distance of 34.32 feet to the Point of Tangency; and South 63"22'31" East, a distance of 43.88 feet to a point on the division line between said Lots 1 and 2, New City Block 15101, NOB HILL SUBDIVISION:

THENCE South 14"11'50" East, along said division line, a distance of 41.11 feet to a point of a curve Northwesterly to the left, at a radial bearing North 51"19'26" East;

THENCE Northwesterly along the Southwesterly edge of said asphalt drive the following courses:

     Along said curve to the left having a radius of 61.79 feet, a central angle of 25"41'57" and a tangent length of 14.09 feet, and arc distance of 27.71 feet to the Point of Tangency; North 63"22'31 West, a distance of 43.96 feet to the point of curvature of a curve to the right; Along said curve to the right, having a radius of 174.92 feet, a central angle of 13"07'01" and a tangent length of 20.11 feet, an arc distance of 40.04 feet to the point of tangency; and North 50"15'30" West, a distance of 3.92 feet to a point on the Southeast right-of-way line of Callaghan Road;

THENCE North 41"08'00" East, along the Southeast right-of-way line of Callaghan Road, a distance of 25.01 feet to the POINT OF BEGINNING.